Exhibit 99.3


JOINT FILER INFORMATION

1.  Name:                                      Isaac Perlmutter
    Address:                                   P.O. Box 1028
                                               Lake Worth, FL 33460
    Designated Filer:                          Isaac Perlmutter
    Issuer and Ticker Symbol:                  Marvel Entertainment, Inc. (MVL)
    Statement for Month/Day/Year:              03/03/2008


2.  Name:                                      Object Trading Corp.
    Address:                                   P.O. Box 1028
                                               Lake Worth, FL 33460
    Designated Filer:                          Isaac Perlmutter
    Issuer and Ticker Symbol:                  Marvel Entertainment, Inc. (MVL)
    Statement for Month/Day/Year:              03/03/2008

3.  Name:                                      Isaac Perlmutter Trust 01/28/1993
    Address:                                   P.O. Box 1028
                                               Lake Worth, FL 33460
    Designated Filer:                          Isaac Perlmutter
    Issuer and Ticker Symbol:                  Marvel Entertainment Inc. (MVL)
    Statement for Month/Day/Year:              03/03/2008


By:  /s/ Benjamin Dean                                        Date:   03/03/2008
   -----------------------------------------
         Benjamin Dean, attorney in fact
         for Isaac Perlmutter



Object Trading Corp.

By:  /s/ Benjamin Dean                                         Date:  03/03/2008
   -----------------------------------------
         Benjamin Dean, duly authorized



Isaac Perlmutter Trust 01/28/1993

By:  /s/ Benjamin Dean                                        Date:   03/03/2008
   -----------------------------------------
         Benjamin Dean, duly authorized